                                  EXHIBIT 24.1

                               POWER OF ATTORNEY



                               POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Alexius A. Dyer III, Jonathan G. Ornstein and James E. Swigart (the "Grantors"), have made, constituted and appointed, and by these presents do make, constitute and appoint George Murnane III, with full power of substitution, their true and lawful attorney, for them and in their name, place and stead to execute, acknowledge, deliver and file a Schedule 13D required by Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, respecting securities of CCAIR, Inc. beneficially owned by the Grantors.

       The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the Grantors in favor of persons other than those named herein.

       The Grantors agree and represent to those dealing with their attorney-in-fact herein, George Murnane III, that this Power of Attorney may be voluntarily revoked only by written notice to such attorney-in-fact, delivered by registered mail or certified mail, return receipt requested.

       WITNESS THE EXECUTION HEREOF, December 20, 1996.



                                        /s/ Alexius A. Dyer III
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                                      Alexius A. Dyer III


                                        /s/ Jonathan G. Ornstein
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                                      Jonathan G. Ornstein


                                        /s/ James E. Swigart
                                      ------------------------------------------
                                      James E. Swigart